Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.36 PER SHARE FOR THE SECOND QUARTER

NASHVILLE, Tennessee, July 30, 2014 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter ended June 30, 2014. Normalized FFO for the three months ended June 30, 2014 totaled $0.36 per diluted common share. Normalized FAD for the three months ended June 30, 2014 totaled $0.37 per diluted common share.

Salient highlights include:

•	Normalized FFO of $0.36 per share compared to NAREIT FFO of $0.38 per share reflects a cash reimbursement of $1.9 million for certain operating expenses incurred in prior years.

•	Normalized FFO grew $5.5 million, or 19.2% year-over-year, to $34.2 million. Over the same time period, normalized FFO per share increased 12.5%.

•
In May, Healthcare Realty assumed ownership of the outpatient facility in Oklahoma City, which was previously funded by the Company through a construction loan. The 200,000 square foot property is 100% leased to "AA-" rated Mercy Health.

•
In June, the Company purchased two on-campus medical office buildings totaling 83,000 square feet for a total purchase price of $15.2 million. These properties are 97% leased and located in Austin, Texas and Greensboro, North Carolina.

•
In July, the Company acquired a 60,000 square foot medical office building in Minneapolis for a purchase price of $19.9 million. The property is 100% leased and connected to Unity Hospital, a 220-bed hospital owned by Allina Health.

•
The twelve development conversion properties generated NOI of $3.4 million and would have generated $4.1 million had all occupants been in place and paying rent for the entire quarter. Occupancy and leasing at these twelve properties increased to 70% and 82%, respectively.

•	Same store NOI grew by 2.1% year-over-year and occupancy remained stable at 91%.

•	Leases totaling 445,000 square feet were signed or renewed during the second quarter with tenant retention increasing to 87%.

•	A dividend of $0.30 per common share was declared for the second quarter of 2014, which is 81.1% of normalized FAD.

For the three months ended June 30, 2014, year-over-year revenue grew by $11.1 million to $92.9 million. The Company reported net income attributable to common stockholders for the quarter of $6.0 million.

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Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $3.2 billion in 202 real estate properties and mortgages as of June 30, 2014. The Company's 200 owned real estate properties are located in 29 states and total approximately 14.3 million square feet. The Company provides property management services to approximately 9.7 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2013 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)
(Unaudited)

ASSETS
Real Estate Properties:	6/30/2014	12/31/2013
Land	$183,581	$178,931
Buildings, improvements and lease intangibles	3,014,422	2,861,935
Personal property	9,504	9,267
Land held for development	17,054	17,054
Total real estate properties	3,224,561	3,067,187
Less accumulated depreciation	(675,890)	(632,109)
Total real estate properties, net	2,548,671	2,435,078
Cash and cash equivalents	17,523	8,671
Mortgage notes receivable	4,858	125,547
Assets held for sale and discontinued operations, net	5,759	6,852
Other assets, net	173,299	153,514
Total assets	$2,750,110	$2,729,662

LIABILITIES AND EQUITY
Liabilities:
Notes and bonds payable	$1,397,027	$1,348,459
Accounts payable and accrued liabilities	72,460	73,741
Liabilities of discontinued operations	1,041	1,112
Other liabilities	60,232	61,064
Total liabilities	1,530,760	1,484,376
Commitments and contingencies
Equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 97,172 and 95,924 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	972	959
Additional paid-in capital	2,348,925	2,325,228
Accumulated other comprehensive income	51	51
Cumulative net income attributable to common stockholders	818,185	808,362
Cumulative dividends	(1,948,783)	(1,891,123)
Total stockholders’ equity	1,219,350	1,243,477
Noncontrolling interests	—	1,809
Total equity	1,219,350	1,245,286
Total liabilities and equity	$2,750,110	$2,729,662

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues
Rental income	$90,541	$76,883	$178,301	$152,687
Mortgage interest	969	3,427	3,590	6,364
Other operating	1,425	1,508	2,874	2,964
	92,935	81,818	184,765	162,015
Expenses
Property operating	34,136	31,235	67,510	60,636
General and administrative	5,666	5,840	11,644	12,380
Depreciation	24,911	21,379	48,990	42,501
Amortization	2,775	2,559	5,534	5,225
Bad debt, net of recoveries	73	19	120	7
	67,561	61,032	133,798	120,749
Other Income (Expense)
Loss on extinguishments of debt	—	(29,638)	—	(29,638)
Interest expense	(18,066)	(18,925)	(35,984)	(38,695)
Interest and other income, net	2,036	219	2,136	449
	(16,030)	(48,344)	(33,848)	(67,884)

Income (Loss) From Continuing Operations	9,344	(27,558)	17,119	(26,618)

Discontinued Operations
Income (loss) from discontinued operations	(231)	1,537	(619)	3,209
Impairments	(3,105)	—	(6,529)	(3,630)
Gain on sales of real estate properties	3	1,783	3	1,783
Income (Loss) From Discontinued Operations	(3,333)	3,320	(7,145)	1,362

Net Income (Loss)	6,011	(24,238)	9,974	(25,256)
Less: Net (income) loss attributable to noncontrolling interests	(40)	33	(151)	52
Net Income (Loss) Attributable To Common Stockholders	$5,971	($24,205)	$9,823	($25,204)
Basic Earnings (Loss) Per Common Share:
Income (loss) from continuing operations	$0.10	($0.31)	$0.18	($0.30)
Discontinued operations	(0.04)	0.04	(0.08)	0.01
Net income (loss) attributable to common stockholders	$0.06	($0.27)	$0.10	($0.29)
Diluted Earnings (Loss) Per Common Share:
Income (loss) from continuing operations	$0.10	($0.31)	$0.18	($0.30)
Discontinued operations	(0.04)	0.04	(0.08)	0.01
Net income (loss) attributable to common stockholders	$0.06	($0.27)	$0.10	($0.29)
Weighted Average Common Shares Outstanding—Basic	94,508	89,204	94,331	88,056
Weighted Average Common Shares Outstanding—Diluted	95,978	89,204	95,788	88,056

(1)
The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO and Normalized FFO (1) (2)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2014	2013
Net Income (Loss) Attributable to Common Stockholders	$5,971	($24,205)
Gain on sales of real estate properties	(3)	(1,783)
Impairments	3,105	—
Real estate depreciation and amortization	27,017	24,002
Total adjustments	30,119	22,219
Funds From Operations	$36,090	($1,986)
Acquisition costs	49	124
Refund of prior year overpayment of certain operating expenses	(1,919)	—
Interest incurred related to the timing of insurance/redemption of senior notes	—	667
Loss on extinguishment of debt	—	29,907
Normalized Funds From Operations	$34,220	$28,712
Funds from Operations per Common Share—Diluted	$0.38	($0.02)
Normalized Funds From Operations Per Common Share—Diluted	$0.36	$0.32
FFO Weighted Average Common Shares Outstanding	95,978	89,204
Normalized FFO Weighted Average Common Shares Outstanding	95,978	89,204

(1)
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.”

(2)
FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FAD and Normalized FAD (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2014	2013
Net Income (Loss) Attributable to Common Stockholders	$5,971	($24,205)
Gain on sales of real estate properties	(3)	(1,783)
Impairments	3,105	—
Depreciation and amortization	28,825	25,723
Provision for bad debt, net	80	19
Straight-line rent receivable	(2,513)	(1,802)
Straight-line rent liability	209	102
Stock-based compensation	1,266	1,137
Provision for deferred post-retirement benefits	14	218
Total non-cash items included in cash flows from operating activities	30,983	23,614
Funds Available For Distribution	$36,954	($591)
Acquisition costs	49	124
Refund of prior year overpayment of certain operating expenses	(1,919)	—
Interest incurred related to the timing of insurance/redemption of senior notes	—	667
Loss on extinguishment of debt	—	29,907
Normalized Funds Available For Distribution	$35,084	$30,107
Funds Available For Distribution Per Common Share—Diluted	$0.39	($0.01)
Normalized Funds Available For Distribution Per Common Share—Diluted	$0.37	$0.34
FAD Weighted Average Common Shares Outstanding	95,978	88,382
Normalized FAD Weighted Average Common Shares Outstanding	95,978	88,382

(1)
Funds Available For Distribution (“FAD”) does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FAD should not be considered an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

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